UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2023

NEXTGEN HEALTHCARE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-12537	95-2888568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Not Applicable(1)	Not Applicable(1)
(Address of Principal Executive Offices)	(Zip Code)

Not Applicable(1)

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NXGN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

(1)

NextGen Healthcare, Inc. is a remote-first company and no longer maintains its principal executive office. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended, stockholder communications required to be sent to our principal executive offices should be directed to the email address set forth in our proxy materials and/or identified on our investor relations website.

Item 1.01	Entry into a Material Definitive Agreement.

On the Closing Date (as defined below), NextGen Healthcare, Inc., a Delaware corporation (“NextGen” or the “Company”) and U.S. Bank Trust Company, National Association (the “Trustee”), entered into the First Supplemental Indenture (the “Supplemental Indenture”) to the Indenture, dated as of November 1, 2022 (the “Base Indenture”), between NextGen and the Trustee, relating to NextGen’s 3.75% Convertible Senior Notes due 2027 (the “Notes”).

Pursuant to the terms of the Base Indenture, the Supplemental Indenture was required to be entered into in connection with the consummation of the Merger (as defined below). The Supplemental Indenture provides, among other things, that, from and after the effective date of the Merger, (i) any conversions of Notes will be settled entirely in cash in an amount, per $1,000 principal amount of such Notes being converted, equal to the product of (x) the conversion rate in effect on such conversion date (as may be increased pursuant to the terms of the Base Indenture); and (y) $23.95; and (ii) NextGen will satisfy its conversion obligation by paying cash to converting holders of the Notes no later than the fifth business day immediately following the relevant conversion date.

The foregoing descriptions of the Base Indenture, Notes and Supplemental Indenture is a summary and is not complete, and is qualified in its entirety by reference to the full text of the Base Indenture, Notes and the Supplemental Indenture. A copy of the Base Indenture and the form of the certificate representing the Notes were filed as Exhibits 4.1 and 4.2 to the Current Report on Form 8-K filed by NextGen on November 1, 2022 and a copy of the Supplemental Indenture is filed as Exhibit 4.1 hereto, and the Base Indenture and the Supplemental Indenture are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On the Closing Date, NextGen repaid in full all outstanding indebtedness and certain other obligations and terminated the commitments under its Second Amended and Restated Credit Agreement, dated as of March 12, 2021, among NextGen, JPMorgan Chase Bank, N.A., as administrative agent and certain other lenders party thereto, as amended (the “Existing Credit Agreement”). NextGen did not incur any early termination penalties as a result of the repayment of indebtedness or termination of the Existing Credit Agreement. In connection with the repayment of the outstanding indebtedness by NextGen under the Existing Credit Agreement, certain guarantees, liens and other security interests in connection therewith were terminated and/or released, as applicable.

The foregoing description of the Existing Credit Agreement contained in this Item 1.02 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Existing Credit Agreement. A copy of the Existing Credit Agreement and its amendments were filed as Exhibit 10.1 to the Current Report on Form 8-K filed by NextGen with the SEC on March 16, 2021, Exhibit 10.10 to the Quarterly Report on Form 10-Q filed by NextGen on July 27, 2022, and Exhibit 10.1 to the Current Report on Form 8-K filed by NextGen with the SEC on November 1, 2022, and are incorporated by reference into this Item 2.01.

Item 2.01	Completion of Acquisitions or Dispositions of Assets.

On November 9, 2023 (the “Closing Date”), NextGen, completed the previously announced merger of Next Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Next Holdco, LLC, a Delaware limited liability company (“Parent”), with and into NextGen (the “Merger”), with NextGen surviving the Merger as a wholly owned subsidiary of Parent. The Merger was effectuated pursuant to the Agreement and Plan of Merger, dated as of September 5, 2023 (the “Merger Agreement”), by and among Parent, Merger Sub and NextGen, as previously disclosed by Prometheus on September 6, 2023 in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”).

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each of the issued and outstanding shares of NextGen common stock, par value $0.01 per share (“NextGen Common Stock”), other than any shares of Common Stock (i) subject to Vested Company Restricted Stock Awards (as defined in the Merger Agreement), Unvested Company Restricted Stock Awards (as defined in the Merger Agreement) or Company DSU Awards (as defined in the Merger Agreement), (ii) owned immediately prior to the Effective Time by Parent, Merger Sub or the Company or by any direct or indirect wholly owned subsidiary of Parent, Merger Sub or the Company or (iii) owned by Company stockholders who are entitled to demand and have properly and validly demanded their appraisal rights under Delaware law, was canceled and extinguished and automatically converted into the right to receive $23.95 per share in cash (the “Merger Consideration”), without interest and subject to any applicable withholding taxes.

In addition, at the Effective Time, (i) each outstanding Company stock option was automatically canceled in exchange for the right to receive an amount in cash (without interest) equal to the product obtained by multiplying (A) the aggregate number of Company Shares underlying such stock option immediately prior to the Effective Time, by (B) the excess of the Merger Consideration over the exercise price per share of such stock option, (ii) each outstanding Company deferred stock unit (“DSU Award”) was automatically canceled in exchange for the right to receive an amount in cash (without interest) equal to the product obtained by multiplying (x) the aggregate number of Company Shares underlying such DSU Award immediately prior to the Effective Time, by (y) the Merger Consideration, (iii) each outstanding Company performance stock unit (each a “PSU Award”) was automatically canceled in exchange for the right to receive an amount in cash (without interest) equal to the product obtained by multiplying (x) the sum of (A) the number of Company Shares underlying such PSU Award for which the applicable performance condition has been achieved prior to the Effective Time but which remain subject to service-based vesting as of immediately prior to the Effective Time in accordance with the terms of the PSU Award plus (B) with respect to any portion of such PSU Award the vesting of which remains subject to achievement of performance objectives, a number of Company Shares that vest as a result of the Merger as determined in accordance with the terms and conditions applicable to the PSU Award, by (y) the Merger Consideration and (iv) (A) each outstanding share of invested restricted stock of the Company held by non-employee members of the Board of Directors of the Company (the “Board”) was automatically converted into the right to receive an amount in cash (without interest) equal to the product obtained by multiplying (x) the aggregate number of Company Shares underlying such award immediately prior to the Effective Time, by (y) the Merger Consideration, and (B) each other outstanding share of unvested restricted stock of the Company (each, an “Unvested Company Restricted Stock Award”) was automatically converted into the right to receive an amount in cash (without interest) equal to the product obtained by multiplying (x) the aggregate number of Company Shares underlying such Unvested Company Restricted Stock Award immediately prior to the Effective Time, by (y) the Merger Consideration (the “Cash Replacement Company RSA Amounts”). The Cash Replacement Company RSA Amounts will vest and become payable to the holder in cash at the same times and in accordance with the same vesting schedule as applied to the Unvested Company Restricted Stock Award as of immediately prior to the Effective Time, subject to the holder’s continued service with the Parent and its affiliates through the applicable vesting dates. Notwithstanding the foregoing, on November 7, 2023, the parties agreed to accelerate the vesting of Unvested Company Restricted Stock Awards that were scheduled to vest between November 10, 2023 and March 31, 2024 to instead vest in one tranche as of November 9, 2023.

NextGen’s definitive proxy statement, filed with the SEC on October 6, 2023, as supplemented (the “Proxy Statement”), contains additional information about the Merger and the Merger Agreement, including information concerning the interests of directors, executive officers and affiliates of NextGen in the Merger.

The foregoing description of the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement. A copy of the Merger Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by NextGen with the SEC on September 6, 2023, and is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the consummation of the Merger, NextGen requested that The Nasdaq Stock Market LLC (“Nasdaq”) suspend trading of NextGen Common Stock prior to the opening of trading on November 9, 2023 and file with the SEC an application on Form 25 to delist and deregister NextGen Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The delisting of NextGen Common Stock from Nasdaq will be effective 10 days after the filing of the Form 25. Following the effectiveness of such Form 25, NextGen intends to file with the SEC a certification on Form 15 requesting the termination of registration of the NextGen Common Stock under Section 12(g) of the Exchange Act and the suspension of NextGen’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to NextGen Common Stock.

The information set forth in Item 2.01 of this report is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Items 1.01, 2.01, 3.01 and 5.03, respectively, of this report is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the consummation of the Merger, a change of control of NextGen occurred on the Closing Date and NextGen became a wholly owned subsidiary of Parent.

The information set forth in Items 2.01, 3.03, 5.02 and 5.03, respectively, of this report is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 2.01 is incorporated by reference into this Item 5.02.

Pursuant to the Merger Agreement, as of the Effective Time, each of the directors of NextGen resigned from the board of directors of NextGen, and Peter Hernandez and A.J. Rohde became directors of NextGen.

In connection with the Merger, at the Effective Time, all current officers, other than David Sides who will remain as Chief Executive Officer, ceased to be executive officers of NextGen.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 2.01 is incorporated by reference into this Item 5.03.

Pursuant to the Merger Agreement, as of the Effective Time, the certificate of incorporation of NextGen, as in effect immediately prior to the Effective Time, was amended and restated in its entirety (the “Amended and Restated Certificate of Incorporation”). The Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 hereto and incorporated by reference into this Item 5.03.

In addition, as of the Effective Time, in accordance with the Merger Agreement, the bylaws of NextGen, as in effect immediately prior to the Effective Time, were amended and restated in their entirety (the “Bylaws”). The Bylaws, as so amended and restated, are filed as Exhibit 3.2 hereto and incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 5, 2023, by and among NextGen Healthcare, Inc., Next Holdco, LLC, and Next Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to NextGen’s Current Report on Form 8-K filed on September 6, 2023)*

3.1	Amended and Restated Certificate of Incorporation of NextGen Healthcare, Inc.

3.2	Amended and Restated Bylaws of NextGen Healthcare, Inc.

4.1	First Supplemental Indenture, dated as of November 9, 2023, between NextGen Healthcare, Inc. and U.S. Bank Trust Company, National Association, as trustee.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*

Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any exhibits or schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2023	NEXTGEN HEALTHCARE, INC.

	By:	/s/ Jeffrey D. Linton
	Name:	Jeffrey D. Linton
	Title:	General Counsel and Secretary